Exhibit 10.9
AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
ENSOURCE ENERGY PARTNERS, LP
     WHEREAS, pursuant to the Amended and Restated Agreement of Limited Partnership of ENSOURCE ENERGY PARTNERS, LP dated November 15, 2005, (the “Amended Partnership Agreement”), the General Partner and the Limited Partners entered into and formed a limited partnership for the purposes set forth in the Agreement; and
     WHEREAS, pursuant to the Redemption Agreement by and between the Partnership and Ensource Energy Investors LLC (“EEI”) the Partnership redeemed from EEI the EEI LP Interest (as defined in such Redemption Agreement) in exchange for the liquidating payment specified in such Redemption Agreement; and
     WHEREAS, the General Partner and the remaining Limited Partners now desire to amend the Amended Partnership Agreement to reflect (i) the revised Limited Partner interests and (ii) other changes to the agreement as set forth below;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby amend the Amended Partnership Agreement as follows effective as of February 10, 2006:
1.	Section 4.4(a)(i) is amended to read as follows:
     (i) Subject to the Securities and Exchange Commission notifying the Partnership that it has no further comments and the Partnership requesting acceleration of the effectiveness of the Registration Statement, within 2 Business Days prior to mailing to holders of depositary units the definitive offering materials relating to the Exchange Offer or thereafter if it appears reasonably likely that holders of at least 51% of the outstanding depository units of NGT will accept the Exchange Offer, the General Partner may make a call for some or all of the Capital Contributions set forth in Section 4.2(a), which call for Capital Contributions shall give Partners at least 2 Business Days advance notice of the date Capital Contributions are due. Following such call, each Partner agrees to contribute to the Partnership the amount of cash set forth in the call (not to exceed the amount opposite such Partner’s name on Exhibit A) on or before the date specified in the call. The Capital Contributions of the Partners shall be made in cash by wire transfer of immediately available funds to an escrow account established by the General Partner. Subject to Section 4.4(d), no Partner shall be required to contribute more than the amount set forth opposite such Partner’s name on Exhibit A as part of all capital calls.
2.	Section 4.7 is hereafter deleted in its entirety as this payment has already been made.

3.	Section 6.1 (e) (i) shall be replaced with the following:
     Except as provided below, the Board of Directors shall at all times consist of five (5) members, each of whom will be designated annually as hereinafter provided. One member shall be designated by the General Partner. Four (4) members shall be designated by a Majority Interest of the Limited Partners, three (3) of which members shall (i) have relevant industry experience and (ii) not be an affiliate of any Partner. The Board of Directors member initially designated by the General Partner is Scott W. Smith. The Board of Directors members initially designated by the Limited Partners are Mark J. Warner, Jacob Roorda and S.P. Johnson IV and a fourth member to be designated by the Majority Interest owner of the Limited Partners. The Board of Directors shall appoint a chairman from among them (the “Chairman”). Initially, the Chairman shall be Scott W. Smith. Each member of the Board of Directors will serve until his successor has been designated or until his earlier death, resignation or removal as provided below.
4.	Sections 6.1 (e) (ii) and (iii) are hereby deleted in their entirety.

5.	Exhibit A to the Agreement is hereby deleted and replaced with the Revised Exhibit A attached hereto.

[Remainder of Page Left Blank]
[Signature Pages of the Partners Attached]

     IN WITNESS WHEREOF, the parties named below have caused this Amendment to the Agreement to be executed by their duly authorized officers or representatives on the date first above written.

GENERAL PARTNER: Ensource Energy Company, LLC
By:	/s/ Scott W. Smith
Scott W. Smith, President

LIMITED PARTNERS:

/s/ Marshall M. Eubank Marshall M. Eubank

/s/ Scott W. Smith Scott W. Smith

Ritchie Energy North, L.P.
By: Ritchie Energy North, Inc. its General Partner

By:	/s/ Michael Allara
	Name:	Michael Allara
	Title:	Director

REVISED EXHIBIT A
LIST OF PARTNERS, INITIAL CAPITAL CONTRIBUTIONS AND SHARING RATIO

	INITIAL
	CAPITAL	SHARING
PARTNERS	CONTRIBUTION	RATIO
General Partner
Ensource Energy Company, LLC	$20,100.00	0.100%
Limited Partners
RTR Energy Partners	$250,623.44	1.247%
George K. Hickox, Jr.	$501,246.88	2.494%
Jon A. Hughes	$250,623.44	1.247%
Loren B. Singletary	$350,872.82	1.746%
J. Thomas Eubank	$250,623.44	1.247%
Marshall M. Eubank	$401,598.00	1.998%
Scott W. Smith	$602,397.50	2.997%
Ritchie Energy North, L.P.	$17,471,914.48	86.656%

TOTALS	$20,100,010.53	100.000%

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